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The Alkaline Water Company Announces Closing of Non-brokered
Private Placement of Series E Preferred Stock

SCOTTSDALE, Arizona - November 23, 2022 - The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company") today announces that it has closed a non-brokered private placement financing (the "Financing") of an aggregate of 1,100,000 shares of Series E Preferred Stock (the "Series E Preferred Stock") at a price of US$1.00 per share of Series E Preferred Stock for gross proceeds of US$1,100,000. Pursuant to the subscription agreements, in consideration for the subscribers' execution and delivery of the subscription agreements, the Company also issued an aggregate of 880,000 shares of common stock of the Company (the "Commitment Shares") at a deemed price of US$0.25 per Commitment Share.

On November 22, 2022, the Company designated 2,000,000 shares of the authorized and unissued preferred stock of the Company as "Series E Preferred Stock" by filing a Certificate of Designation with the Secretary of State of the State of Nevada.

Holders of the Series E Preferred Stock (the "Holders") are entitled to receive dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum, payable on each anniversary date of the original issue date of shares of Series E Preferred Stock held by applicable Holders in a number of shares of the Company's common stock per share of the Series E Preferred Stock equal to the quotient obtained by dividing the dollar amount of such dividend payment by applicable market price. A stated value of each share of the Series E Preferred Stock is US$1.00. Any accrued but unpaid dividends on the Series E Preferred Stock being converted will be paid in the Company's common stock upon the conversion of the Series E Preferred Stock. If the Company pays a dividend on its common stock while the shares of the Series E Preferred Stock are outstanding, the Holders will be entitled to receive a dividend per share of Series E Preferred Stock equal to the dividend per share of the Company's common stock. Such dividend will be payable on the same terms and conditions as the payment of the dividend on the Company's common stock.

Each share of Series E Preferred Stock will be convertible, at any time after the date that is twelve months from the original issue date, at the Company's option, into that number of units (each, a "Unit") determined by dividing the stated value of such share of Series E Preferred Stock by US$0.25 (the "Conversion Price"). Each Unit will consist of one share (a "Unit Share") of the Company's common stock and one-half of one common stock purchase warrant with each whole common stock purchase warrant entitling the holder thereof to acquire one additional share (a "Warrant Share") of the Company's common stock at an exercise price equal of 125% of the Conversion Price for a period of three years following the conversion date. A Holder may, at its option, at any time and from time to time after January 31, 2023, convert all, but no less than all, of shares of Series E Preferred Stock held by such Holder into that number of Units determined by dividing the stated value of such shares of Series E Preferred Stock by the Conversion Price. Each share of the Series E Preferred Stock will automatically convert, upon the occurrence of a Fundamental Transaction (as defined below), into that number of Units determined by dividing the stated value of such share of Series E Preferred Stock by the Conversion Price. The conversion right is subject to the beneficial ownership limitation, which will be 4.99% of the number of shares of the Company's common stock outstanding immediately after giving effect to the issuance of shares of the Company's common stock issuable upon conversion of the Series E Preferred Stock held by the applicable Holder. The Holder may increase or decrease the beneficial ownership limitation upon not less than 61 days' prior notice to the Company, but in no event will such beneficial ownership exceed 9.99%.

Except with respect to a Fundamental Transaction, as required by law, or as required by the articles of incorporation of the Company, the Holders and the holders of the Company's common stock will be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, on the following basis: (i) holders of the Company's common stock will have one vote per share of the Company's common stock held by them; and (ii) holders of Series E Preferred Stock will have one vote per share of Series E Preferred Stock held by them. With respect to a Fundamental Transaction, the Holders will be entitled to notice of any stockholders' meeting and to vote as a separate class and will have one vote per share of Series E Preferred Stock by them. A Fundamental Transaction means (i) any merger or consolidation of the Company with or into another entity (but excluding a merger effected solely for the purpose of changing the jurisdiction of the incorporation of the Company or changing the name of the Company or liquidating, dissolving or winding-up one or more subsidiaries of the Company), (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company's assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of the Company's common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of the Company's common stock, or (v) one or more related transactions consummating a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another individual or entity or group of individuals or entities whereby such other individual or entity or group acquires more than 50% of the outstanding shares of the Company's common stock (not including any shares of common stock held by the other individual or entity making or party to, or associated or affiliated with the other individual or entity making or party to, such stock or share purchase agreement or other business combination).

The shares of the Series E Preferred Stock cannot be redeemed.

The Company did not pay any finder's fees in connection with the Financing.

The proceeds of the Financing are expected to be used for general corporate purposes and working capital.

In connection with the Financing, the Company agreed with each subscriber to prepare and file a registration statement with respect to (i) the Unit Shares, (ii) the Warrant Shares and (iii) the Commitment Shares with the United States Securities and Exchange Commission within 60 days following the date of the closing of the Financing and agreed to use commercially reasonable efforts to have the registration statement declared effective by the United States Securities and Exchange Commission as soon as possible after filing.

David Rauch, a director of the Company, acquired 100,000 shares of Series E Preferred Stock and 80,000 shares of common stock in the Financing. Mr. Rauch's acquisition of such shares constituted a "related party transaction" within the meaning of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101"). As the Company's current report on Form 8-K in connection with the closing of the Financing will be filed less than 21 days before the closing of the Financing, there is a requirement under MI 61-101 to explain why the shorter period was reasonable or necessary in the circumstances. In the view of the Company, it was necessary to immediately close the Financing and therefore, such shorter period was reasonable and necessary in the circumstances to improve the Company's financial position.

Except as specified in this news release, none of the securities issued or to be issued in connection with the Financing will be or have been registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and none may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the securities, in any state where such offer, solicitation or sale would be unlawful.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, that the proceeds of the Financing are expected to be used for general corporate purposes and working capital.

The material assumptions supporting these forward-looking statements include, among others, that the Company's cost-saving and margin enhancement measures will be fully implemented and, once implemented, they will be effective to reduce the Company's annual expense and enhance the Company's margin to the extent anticipated by the Company; that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.